First Amendment to
               AMENDED STOCK EXCHANGE AND PLAN OF MERGER AGREEMENT


THE STOCK EXCHANGE AND PLAN OF MERGER AGREEEMNT (the "Agreement") entered into on the 8th day of September 2006, by and among GALTECH SEMICONDUCTOR MATERIALS CORPORATION, a Utah corporation ("GALTECH") and CBM GROUP, INC., a Nevada corporation ("CBM"), is hereby Amended as follows:

                                   WITNESSETH


WHEREAS, simultaneously with the Exchange per the terms of the Agreement, GALTECH was to cause to have a new corporation formed, chartered in the State of Nevada, named CBM IPA, Inc. in which all IP assets owned by CBM Group, Inc. was to be used to capitalize CBM IPA, Inc., with all outstanding and issued shares of CBM IPA, Inc. owned by GALTECH, making CBM IPA a wholly owned subsidiary of GALTECH; and

WHEREAS, Wells Fargo Bank, N.A. has filed a lawsuit in the Second Judicial District of New Mexico on September 15, 2006 against CBM Group, Inc. seeking to foreclose on IP owned by CBM Group, Inc., notwithstanding this court does not have jurisdiction; and

WHEREAS, Wells Fargo Bank, N.A. and Scott Garrett jointly filed in the Second Judicial District, State of New Mexico, on September 15, 2006 a joint Motion for a Temporary Restraining Order ("TRO") and Injunction prohibiting the Stock Exchange Agreement between Galtech and CBM Group from continuing to a closing, notwithstanding this court does not have jurisdiction;

WHEREAS, Directors of Galtech and CBM Group believe Garrett has no standing to assert any such claims against CBM Group nor obtain a TRO and Injunctive relief stopping the Stock Exchange Agreement; and

WHEREAS, Directors of Galtech and CBM Group believe Wells Fargo Bank, N.A. has asserted a false claim of lien interest in IP assets owned by CBM Group, Inc.; and

WHEREAS, Wells Fargo Bank has made an offer to CBM lawyers to withdraw its co-filing of its co-filing request with Scott Garrett for a TRO and Injunction requesting the court stop the Stock Exchange Agreement, if Directors of Galtech and CBM agree the Exchange Agreement is modified to eliminate the capitalization of CBM IPA, Inc. with the IP assets owned by CBM Group, Inc.; and

WHEREAS, Directors of Galtech and CBM Group believe this is a foolish request by Wells Fargo Bank, N.A. but a "face saving" offer extract themselves from being a party to the jointly filed September 15, 2006 Motion for a TRO and Injunction that will not likely be granted; and

WHEREAS, Directors of Galtech and CBM Group want to move forward on the Closing of the Agreement and this accommodation to Wells Fargo Bank, N.A. "folly" would lessen the load of the CBM lawyers in the scheduled TRO hearing; and

WHEREAS, this accommodation to Wells Fargo Bank's "folly" if granted by CBM and Galtech would only be temporary and could otherwise not prohibit CBM and Galtech from proceeding as planned, notwithstanding that a prior ten (10) days notice to Wells Fargo would be given before plans are resumed and if not changed; and

         THEREFORE IT IS RESOLVED, that Directors of Galtech and CBM Group agree to keep the Hydroscope(R) IP now owned by CBM Group in CBM Group through the closing of the Agreement OR until such time Galtech and CBM Group may continue with their planned transfer of IP from CBM to CBM IPA, Inc. as filed in Galtech's 8K; and

         RESOLVED, that Directors of Galtech and CBM Group agree to provide Wells Fargo the accommodation of a ten (10) day notice before CBM Group transfers any IP owned by CBM Group to CBM IPA, Inc., but only if there has not first been a lawsuit filed against Wells Fargo Bank to dismiss their alleged lien interest in IP that was fraudulently obtained and or unless Wells Fargo's request becomes moot by Wells Fargo's own dismissal on their asserted lien interest in IP now owned by CBM Group, Inc.


PARTIES:   Dated: September 21, 2006

                                            CBM Group, Inc.
                                            a Nevada Corporation


                                            By /s/ Daniel W. Cook
                                              ---------------------------------
                                              Daniel W. Cook, President


                                            GALTECH SEMICONDUCTOR
                                            MATERIALS CORPORATION
                                            a Utah Corporation


                                            By /s/ Garrett Quintana
                                              ---------------------------------
                                              Garrett Quintana, President